Schedule for Computation of Performance Quotations

The Rightime Government Securities Fund

     Yield Calculation of 2.01%

     a     =               52,495.96
     b     =               33,626.48
     c     =               8,529,862.280
     d     =               13.28

Average Annual Total Return for each Series:

                      One Year      Five Year     Ten Year      Inception
The Rightime Fund
     P                1000          1000          1000          1000
     T                8.96%         10.40%        10.00%        11.48%
     n                1             5             10            11.13
     ERV              $1,089.65     $1,640.34     $2,593.77     $3,353.84

The Rightime Government Securities Fund
     P                1000          1000          N/A           1000
     T                -3.33%        3.61%         N/A           4.42%
     n                1             5             N/A           9.83
     ERV              $966.66       $1,193.97     N/A           $1,529.95

The Rightime Blue Chip Fund
     P                1000          1000          N/A           1000
     T                6.92%         9.59%         N/A           9.29%
     n                1             5             N/A           9.28
     ERV              $1,069.19     $1,580.77     N/A           $2,281.11

The Rightime Social Awareness Fund
     P                1000          1000          N/A           1000
     T                8.23%         10.25%        N/A           8.23%
     n                1             5             N/A           6.67
     ERV              $1082.32      1,629.42      N/A           $1,694.78

The Rightime MidCap Fund
     P                1000          N/A           N/A           1000
     T                4.46%         N/A           N/A           9.64%
     n                1             N/A           N/A           4.97%
     ERV              $1044.55      N/A           N/A           $1,580.81




January 1, 1990   12:00 am   F:\DATA27\SECU\MPO\CHRT\199862.1